Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Applied Cellular Technology, Inc. of our report, dated March 7, 1997, on Applied Cellular Technology, Inc. and Subsidiaries, included in Applied Cellular Technology, Inc.'s Form 10-KSB for the year ended December 31, 1996, and to the reference to us under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.

                                          /S/ RUBIN, BROWN, GORNSTEIN & CO. LLP
                                          RUBIN, BROWN, GORNSTEIN & CO. LLP

St. Louis, Missouri
October 10, 1997